(RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement              [ ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6 (e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ATEC Group, Inc.
                (Name of Registrant as Specified In Its Charter)

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[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
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     [ ] Check box if any part of the fee is offset as provided by Exchange  Act
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previously.  Identify the previous filing by registration  statement  number, or
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

                                ATEC GROUP, INC.
                              1952 Jericho Turnpike
                         East Northport, New York 11731

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 18, 1997


To the Stockholders of ATEC Group, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of ATEC Group, Inc. ("Company"), a Delaware corporation, to be held at the Huntington Hilton, Melville, New York on Tuesday, February 18, 1997, at 10:00 a.m. local time, for the following purposes:

          1. To elect three members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

          2. To ratify the selection by the Company of Weinick, Sanders & Co. LLP, independent public accountants, to audit the financial statements of the Company for the year ending June 30, 1997;

          3. To ratify and approve the Company's 1997 Stock Option Plan; and

          4. To transact such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on December 20, 1996 (the "Record Date"), are entitled to notice of and to vote at the meeting.

     A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report on Form 10K for the fiscal year ended June 30, 1996.

                                             By Order of the Board
                                             of Directors

                                             /s/ Ashok Rametra
                                             Ashok Rametra, Secretary

East Northport, New York
January 15, 1997

PROXY STATEMENT


                                ATEC GROUP, INC.
                              1952 Jericho Turnpike
                         East Northport, New York 11731


                                  INTRODUCTION


     This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of ATEC Group, Inc. ("Company"), to be held on Tuesday, February 18, 1997, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about January 13 1997. The principal executive offices of the Company are located at 1952 Jericho Turnpike, East Northport, New York 11731, telephone (516) 462-6700.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on December 20, 1996, are entitled to receive notice of, and vote at the Annual Meeting. As of December 20, 1996, the number and class of stock outstanding and entitled to vote at the meeting was 18,734,583 shares of common stock, par value $.01 per share, 29,231 shares of Series A Preferred Stock, 1,458 shares of Series B Preferred Stock, 338,790 shares of Series C Preferred Stock, 400,000 shares of Series D Preferred Stock, 200,000 shares of Series E Preferred Stock, 800,000 shares of Series J Preferred Stock and 400,000 shares of Series K Preferred Stock. The Company's Common and Preferred Stock are hereinafter collectively referred to as the Shares. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on all matters. Accordingly, as of the record date the Company has securities representing 20,904,062 votes outstanding. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

     The nominees receiving the highest number of votes cast by the holders of the Shares will be elected as the Company's directors and constitute the entire Board of Directors of the Company. The affirmative vote of at least a majority of the Shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal Nos. 2 and 3. A quorum is representation in person or by proxy at the Annual Meeting of a majority of the outstanding Shares of the Company.

                            PROPOSALS TO SHAREHOLDERS

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

     Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Surinder Rametra, Ashok Rametra and Balwinder Singh Bathla. Information is furnished below with respect to all nominees.

     The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees:

SURINDER RAMETRA was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994 upon the Company's acquisition of Micro Computer Stores, Inc. ("MCS") and Sun Computer and Softwares, Inc. ("SCSI"). From 1982 to the present Mr. Rametra has been the president of SCSI, a company engaged in the sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University. Mr. Rametra and Ashok Rametra are brothers.

ASHOK RAMETRA was appointed Treasurer, Chief Financial Officer and Director of the Company in June 1994 upon the closing of the Company's acquisition of MCS and SCSI. From June 1994 to March 1995 Mr. Rametra also served as the Company's president. From 1987 to the present Mr. Rametra has been the president of MCS, a company engaged in the retail sale of computer hardware and software primarily to business users. Mr. Rametra was also a principal shareholder and officer of Empire State Computers International d/b/a Micro Age, a company engaged in a business similar to MCS which merged into MCS in 1993. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in accounting in 1980. Mr. Rametra and Surinder Rametra are brothers.

BALWINDER SINGH BATHLA was appointed as the President and a Director of the Company in March, 1995 upon the acquisition of American Computer Systems, Inc. ("ACS"). Since 1988, Mr. Bathla was the sole shareholder of ACS and its principal operating officer prior to the consummation of the Stock Acquisition Agreement. Mr. Bathla received a Masters Degree in Statistics from Punjab University, Chandigar, India in 1979.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL THREE OF THE ABOVE-NAMED NOMINEE DIRECTORS OF THE COMPANY.

                                   MANAGEMENT

     The following table sets forth the names and ages of all current officers and directors of the Company and the position in the Company held by them:

Name                           Age            Position
----                           ---            --------

Surinder Rametra               57             Chairman of the Board and
                                                 Chief Executive Officer
Ashok Rametra                  44             Treasurer, Chief Financial Officer
                                                 and Director
Balwinder Singh Bathla         40             President and Director


SURINDER RAMETRA was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994 upon the Company's acquisition of MCS and SCSI. From 1982 to the present Mr. Rametra has been the president of SCSI, a company engaged in the sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University. Mr. Rametra and Ashok Rametra are brothers.

ASHOK RAMETRA was appointed Treasurer, Chief Financial Officer and Director of the Company in June 1994 upon the closing of the Company's acquisition of MCS and SCSI. From June 1994 to March 1995 Mr. Rametra also served as the Company's president. From 1987 to the present Mr. Rametra has been the president of MCS, a company engaged in the retail sale of computer hardware and software primarily to business users. Mr. Rametra was also a principal shareholder and officer of Empire State Computers International d/b/a Micro Age, a company engaged in a business similar to MCS. which merged into MCS in 1993. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in accounting in 1980. Mr. Rametra and Surinder Rametra are brothers.

BALWINDER SINGH BATHLA was appointed as the President and a Director of the Company in March, 1995 upon the acquisition of ACS. Since 1988, Mr. Bathla was the sole shareholder of ACS and its principal operating officer prior to the consummation of the Stock Acquisition Agreement. Mr. Bathla received a Masters Degree in Statistics from Punjab University, Chandigar, India in 1979.

                      INFORMATION CONCERNING BOARD MEETINGS

     The Board of Directors met six times during the last fiscal year. All of the incumbent directors attended at least 75% of such meetings.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

     The Board of Directors has established an Internal Audit Committee, an Operation and Control Committee, an Acquisitions Evaluation Committee and a Stock Option Committee. Ashok Rametra chairs the Internal Audit Committee and has appointed a company employee, Seema Wasil (Surinder Rametra's daughter) and a company consultant, James Charles, to assist Mr. Rametra in reviewing internal accounting compliance and audit procedures. The Operations Control Committee is comprised of Ashok Rametra and Balwinder Singh Bathla. Messrs Rametra and Bathla have appointed Irwin Gulati (Cony Computer's President) to assist them in improving existing operations on behalf of the Company. The Acquisition Evaluation Committee consists of Surinder Rametra, James Charles and Seema Wasil. The committee reviews potential acquisition candidates. The Stock Option Committee is comprised of Ashok Rametra and Balwinder Singh Bathla. James Charles provides advisory services to this committee. The committee formulates stock option programs.

     The above mentioned committees met six times during the last fiscal year. All of the committee members attended at least 75% of such meetings.

                             EXECUTIVE COMPENSATION

     The Company's Summary Compensation Table for the years ended June 30, 1996, 1995 and 1994 is provided herein. This table provides compensation information on behalf of the Company's existing officers and directors as well as the Company's former president. See "Certain Relationships and Related Transactions" for information regarding additional compensation paid to the Company's former president after June 30, 1994. There are no Option/SAR Grants, Aggregated Option/SAR Exercises or Fiscal YearEnd Option/SAR Value Table for the years ended June 30, 1996, 1995 and/or 1994. There are no long-term incentive plan ("LTIP") awards, or stock option or stock appreciation rights except as discussed below.

                           SUMMARY COMPENSATION TABLE

                For the Years Ended June 30, 1996, 1995 and 1994
                       Annual Compensation Awards Payouts

(a)                   (b)        (c)        (d)          (e)          (f)
                                                         Other
Name                                                     Annual
and                              Compen-                 Compen       Restricted
Principal             Year       sation                  sation       Stock
Position              Ended      Salary     Bonus ($)    ($)          Awards ($)
---------             -----      -------    ---------    ---          ----------

Surinder Rametra      6/30/96    $156,000                5,680(10)
                      6/30/95    $150,850                21,624(2)
                      6/30/94    $89,000    80,000(3)    17,456(4)

Ashok Rametra         6/30/96    $150,020                6,508(11)
                      6/30/95    $180,520                8,113(5)
                      6/30/94    $52,700    180,000      8,777(6)

Robert Martire(1)     6/30/96
                      6/30/95
                      6/30/94    $52,000

Balwinder Singh
Bathla                6/30/96    $135,000                51,723(12)
                      6/30/95    $58,650    86,470(7)    14,177(8)    See  (7)
                      12/31/94   $31,200    75,000       44,921(9)

*Note: Salaries and compensation shown above for (i) Surinder Rametra have been paid by SCSI except as noted below; and (ii) Ashok Rametra have been paid by MCS; and (iii) Balwinder Singh Bathla have been paid by ACS.

(1) Mr. Martire resigned as an officer and director of the Company in September 1994. Subsequent to the year ended June 30, 1994 in connection with obligations owed by the Company to Mr. Martire, the Company paid Mr. Martire (i) $118,475; (ii) 88,968 post-split shares of the Company's Common Stock and (iii) 250,000 shares of stock of an unrelated

     NASDAQ Small Cap Market Company. In addition the Company agreed to pay Mr. Martire an additional $53,950 on or before December 1995.
(2)  Life insurance $16,415, Major medical $5,209
(3)  Bonus of $55,000 from MCS
(4)  Major Medical $5,309, Life insurance $12,147
(5)  Major Medical $1,129, Leased auto $6,984
(6)  Major Medical $1,793, Leased auto $6,984
(7) Represents 70,768 shares of Common Stock issued pursuant to Mr. Bathla's Employment Agreement.
(8)  Major Medical $2,185, Interest income $11,992
(9) Represents $16,000 in commissions, $9,600 in rent received, $19,321 as an S-Corporation dividend.
(10) Major Medical $5,680
(11) Major Medical $3,799, Leased auto $2,710
(12) Major Medical $4,465, Leased auto $9,000, Interest income $38,258

Employment Agreements

     In June 1994, the Company entered into employment agreements with Surinder Rametra and Ashok Rametra. Surinder Rametra became the CEO and Chairman of the Company while Ashok Rametra became the Company's President and Treasurer. The Rametras are entitled to receive annual minimum salaries in the amount of $150,000 each as well as fringe benefits including discretionary cash and stock bonuses, pension, profit sharing plan and health benefits. The agreements expire on June 30, 1997. Surinder Rametra's employment agreement also provides for a mandatory stock bonus equal to 5% of the issued and outstanding shares of the Company's Common Stock on June 30, 1995. 50% of this bonus is contingent upon the Company's reporting combined revenues for MCS and SCSI of at least $24,200,000 for the fiscal year ending June 30, 1995 or the fiscal year ending June 30, 1996. The remaining 50% will be payable provided that the revenue contingency noted above is satisfied and combined pre-tax net earnings for MCS and SCSI are at least $825,000 during either the year ended June 30, 1995 or 1996. No stock bonus was earned for the years ended June 30, 1995 or 1996.

     In 1995, the Company's wholly owned subsidiary ACS entered into an employment agreement with Balwinder Singh Bathla, the Company's President, pursuant to which ACS employed Mr. Bathla as ACS' president through December 31, 1997 at an annual base salary of $135,000 as well as fringe benefits including discretionary cash and stock bonuses, pension, profit sharing and health benefits. The agreement required the payment to Mr. Bathla of mandatory stock bonuses, which have been previously paid. In 1996 the agreement was amended to eliminate further mandatory stock bonuses.

Compensation of Directors

     Directors do not receive compensation for attendance at meetings of the Board of Directors. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the Board of Directors.

401(K) Plan

     Certain of the Company's wholly-owned subsidiaries have pre-existing 401(k) deferred compensation plans to which the Company may make discretionary contributions. One of these subsidiaries made a contribution to its plan amounting to approximately $16,000 for the year ended June 30, 1996. There were no contributions by the Company for the years ended June 30, 1995 and 1994.

                                PERFORMANCE GRAPH

                Total Shareholder Returns - Dividends Reinvested

                                                Annual Return Percentages

                                          Return
                                          2/12/93-   Return
  Company/Index Name                      June 93    June 94    June 95  June 96
================================================================================
ATEC SMALLCAP INC.                        -44.83     -77.35     -86.20    -8.72
S&P SMALLCAP 600 INDEX                      2.54       1.87      20.36    26.01
PEER GROUP                                 -7.38       2.83      55.27    27.37


                                             Indexed\Cumulative Returns

                                Base
                                Period    Return     Return    Return    Return
  Company/Index Name            2/12/93   June 93    June 94   June 95   June 96
================================================================================
ATEC GROUP INC.                 100        55.17      12.50      1.72      1.57
S&P SMALLCAP 600 INDEX          100       102.54     104.46    125.73    158.43
PEER GROUP                      100        92.62      95.24    147.88    188.35




Peer Group Population:Small Cap Companies of Computer Software and Services Index on July 1996
================================================================================
AMERICAN  MANAGEMENT SYSTEMS
BRODERBUND  SOFTWARE INC
HENRY (JACK) & ASSOCIATES
NETWORK  GENERAL CORP
PLATINUM  TECHNOLOGY  INC
PROGRESS  SOFTWARE CORP

STERLING SOFTWARE INC
SYSTEM SOFTWARE ASSOC INC
TCSI CORP

VEIWLOGIC SYSTEMS INC
WALL DATA INC

              [The following table was represented by a line chart
                            in the printed material]

                           Total Shareholder Returns

                                Base
                                Period    Return     Return    Return    Return
  Company/Index Name            2/12/93   June 93    June 94   June 95   June 96
================================================================================
ATEC GROUP INC.                 100        55.17      12.50      1.72      1.57
S&P SMALLCAP 600 INDEX          100       102.54     104.46    125.73    158.43
PEER GROUP                      100        92.62      95.24    147.88    188.35

                              Security Ownership of
                    Certain Beneficial Owners and Management

     The following table sets forth as of December 20, 1996 certain information with respect to the beneficial ownership of the Company's voting securities by
(i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act") known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation table appearing herein, and (iv) all executive officers and directors of the Company as a group. The table also sets forth the respective general voting power of such persons taking into account the voting power of the Common Stock and the Preferred Stock combined.

Name and Address        Amount and Nature     Amount and Nature
of Beneficial           of Beneficial         of Beneficial       Percentage of
Owner                   Ownership of          Ownership of        Voting Stock
Outstanding             Common Stock          Preferred Stock     Outstanding(1)
-----------             ------------          ---------------     --------------

Ashok Rametra(2)        1,150,705             300,000 Series J    7.4%
1952 Jericho                                  Preferred Shares
Turnpike,                                     100,000 Series K
E. Northport,                                 Preferred Shares
NY 11731

Surinder Rametra(3)     2,724,166             225,000 Series J    14.9%
1952 Jericho                                  Preferred Shares
Turnpike,                                     165,000 Series K
E. Northport,                                 Preferred Shares
NY 11731

Balwinder Singh
Bathla (4)(5)           588,164               200,000 Series D    4.7%
American Computer                             Preferred Shares
Systems, Inc.                                 200,000 Series E
43 West 29th Street                           Preferred Shares
New York, NY 10001

Rajnish Rametra(6)      2,536,104             30,000 Series J     12.3%
90 Adams Avenue                               Preferred Shares
Hauppauge, NY 11716                           10,000 Series K
                                              Preferred Shares

All directors and
executive/officers
as a group (3 persons)  4,463,035             200,000 Series D    27.0%
                                              Preferred Shares
                                              200,000 Series E
                                              Preferred Shares
                                              525,000 Series J

                                              Preferred Shares
                                              and 265,000 Series
                                              K Preferred Shares
                                              representing an
                                              aggregate of
                                              1,190,000 votes

(1) Computed based upon a total of 18,734,583 shares of Common Stock, 29,231 shares of Series A Preferred Stock, 1,458 shares of Series B Preferred Stock, 338,790 Series C Preferred Stock, 400,000 shares of Series D Preferred Stock, 200,000 Shares of Series E Preferred Stock, 800,000 shares of Series J Preferred Stock and 400,000 shares of Series K Preferred Stock. Each share of Common Stock and Preferred Stock possess one vote per share. Accordingly, the foregoing represents an aggregate of 20,904,062 votes. All shares in the table have been adjusted to reflect the Company's September 1994 reverse stock split.

(2) Ashok Rametra is the Treasurer, Chief Financial Officer and a Director of the Company. Ashok is the brother of Surinder Rametra and Rajnish Rametra. The foregoing figure includes the ownership of 225,000 Series J Preferred Shares and 75,000 Series K Preferred Shares owned by Mr. Rametra's children. Mr. Rametra disclaims beneficial ownership of the following shares owned by the following members of Mr. Rametra's family: Surinder Rametra - 2,724,166 Common Shares, 225,000 Series J Preferred Shares and 165,000 Series K Preferred Shares; Munish Rametra - 275,462 Common Shares, 20,000 Series J Preferred Shares and 20,000 Series K Preferred Shares; Seema Wasil - 141,935 Common Shares, 45,000 Series J Preferred Shares and 45,000 Series K Preferred Shares; Mona Sutaria - 9,032 Common Shares; Rajnish Rametra - 2,536,104 Common Shares, 30,000 Series J Preferred shares and 10,000 Series K Preferred Shares; Vijay Rametra - 162,357 Common Shares, 30,000 Series J Preferred Shares and 10,000 Series K Preferred Shares and Harry Gupta - 208,333 Common Shares, 150,000 Series J Preferred Shares and 50,000 Series K Preferred Shares. None of such shares which aggregate a total of 6,857,389 votes representing 32.8% of the outstanding voting securities of the Company are reflected in the table above.

(3) Surinder Rametra is the Chief Executive Officer and Chairman of the Board of the Company. Mr. Rametra is the brother of Ashok Rametra and Rajnish Rametra. The foregoing figure includes the ownership of 603,448 Common Shares by Nirmala Rametra, Mr. Rametra's wife, and 297,865 Common Shares, 35,000 Series J Preferred Shares and 35,000 Series K Preferred Shares owned by Amit Rametra, Mr. Rametra's son. The foregoing figure does not include the following shares owned by members of Mr. Rametra's family for which Mr. Rametra disclaims beneficial ownership: Ashok Rametra - 1,150,705 Common Shares, 300,000 Series J Preferred Shares and 100,000 Series K Preferred Shares; Munish Rametra - 275,462 Common Shares, 20,000 Series J Preferred Shares and 20,000 Series K Preferred Shares; Seema Wasil - 141,935 Common Shares, 45,000 Series J Preferred Shares and 45,000 Series K Preferred Shares; Mona Sutaria - 9,032 Common Shares; Rajnish Rametra - 2,536,104 Common Shares, 30,000 Series J Preferred shares and 10,000 Series K Preferred Shares; Vijay Rametra - 162,357 Common Shares, 30,000 Series J Preferred Shares and 10,000 Series K Preferred Shares; Harry Gupta - 208,333 Common Shares, 150,000 Series J Preferred Shares and 50,000 Series K Preferred Shares; Priya Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares; Puja Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares and Sumeet Rametra 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares. None of such shares which aggregate a total of

         5,593,928 votes representing 26.8% of the outstanding voting securities of the Company are reflected in the table above.

(4) Mr. Bathla is the President and a Director of the Company. The foregoing figure does not include the following shares owned by members of Mr. Bathla's family for which Mr. Bathla disclaims beneficial ownership:
     Nuripinder Kauer Bathla - 10,631 Common Shares; Kamal J. Singh - 176,923 Common Shares and Parmjit Singh - 16,441 Common Shares. None of such shares which aggregate a total of 203,995 votes representing 1% of the outstanding voting securities of the Company are reflected in the table above.

(5) Shares of Series D and E Preferred Stock are convertible into shares of Common Stock based upon the average bid and asked price of the Company's Common Stock during the six month period commencing February 6, 1997 and expiring August 6, 1997.

(6) Rajnish Rametra is the brother of Surinder Rametra and Ashok Rametra. The foregoing figure includes shares owned by his wife and children. The foregoing figure does not include the following shares owned by members of Mr. Rametra's family for which Mr. Rametra disclaims beneficial ownership:
     Surinder Rametra - 2,724,166 Common Shares, 225,000 Series J Preferred Shares and 165,000 Series K Preferred Shares; Ashok Rametra - 1,150,705 Common Shares, 300,000 Series J Preferred Shares and 100,000 Series K Preferred Shares; Munish Rametra - 275,462 Common Shares, 20,000 Series J Preferred Shares and 20,000 Series K Preferred Shares; Seema Wasil - 141,935 Common Shares, 45,000 Series J Preferred Shares and 45,000 Series K Preferred Shares; Mona Sutaria - 9,032 Common Shares; Vijay Rametra - 162,357 Common Shares, 30,000 Series J Preferred Shares and 10,000 Series K Preferred Shares; Harry Gupta - 208,333 Common Shares, 150,000 Series J Preferred Shares and 50,000 Series K Preferred Shares; Priya Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares; Puja Rametra - 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares and Sumeet Rametra 75,000 Series J Preferred Shares and 25,000 Series K Preferred Shares. None of such shares which aggregate a total of 6,131,990 votes representing 29.3% of the outstanding voting securities of the Company are reflected in the table above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1995, the Company authorized the issuance of 84,978 Common Shares and the right to receive 800,000 shares of a new Series J Preferred Stock with an aggregate par value of $4,000,000, 400,000 shares of a new class of Series K Preferred Stock with an aggregate par value of $2,000,000 in consideration of all obligations owed pursuant to the Company's acquisition of Sun Computers & Software, Inc. ("SCSI") and Micro Computers & Software, Inc. ("MCS") to SCSI and MCS former shareholders who include Surinder Rametra, Ashok Rametra and members of their respective families.

     In 1996 the Company and Balwinder Singh Bathla agreed to amend Mr. Bathla's Employment Agreement (as well as the acquisition agreement pursuant to which the Company acquired Mr. Bathla's company ACS). Pursuant to such amendment ACS was relieved of the requirement to meet certain revenue and income milestones in consideration of Mr. Bathla's waiver of the right to receive certain mandatory stock bonuses under his Employment Agreement. In connection with such amendment, the Company authorized the issuance of 600,000 options, of which Mr. Bathla is to receive 500,000 options and his designees 100,000 options, to Mr. Bathla exercisable at $.75 for a ten year period.

     In June, 1996, the Company acquired 100% of the outstanding capital stock of Innovative Business Micros, Inc. ("Innovative"), a computer integrator located in Long Island. Innovative was formerly owned by Surinder Rametra and Ashok Rametra, the Company's Principal Executive Officer and Principal Financial Officer respectively, and Rajnish Rametra the brother of Surinder and Ashok. The consideration for the acquisition was the issuance by the Company of an aggregate of 4,900,000 shares of the Company's Common Stock to the former shareholders of Innovative. The terms of the acquisition were not negotiated in an arms-length manner and there can be no assurance that an unaffiliated company would have paid less consideration for Innovative than paid by the Company. The Acquisition was accounted for as a pooling of interest.

     The Company's subsidiaries SCSI, MCS, ACS, CONY and Innovative sell and purchase computer hardware and related products to and from each other. All transactions between the Company and its subsidiaries were eliminated through inter-company elimination on the Company's financial statements. During fiscal 1996 SCSI sold $99,004 worth of computer hardware and related products to an affiliate of Surinder Rametra, Micro Systems Leasing and Rental on terms that were at least as favorable to the Company as would have been reached with an unaffiliated party.

     As of June 30, 1995 and June 30, 1994 Surinder Rametra was indebted to SCSI in the amount of $123,169 and $212,195 respectively. Subsequent to June 30, 1995, the loan, with the exception of approximately $16,000, was repaid by Mr. Rametra.

     ACS and Innovative borrowed funds from Ashok Rametra, Balwinder Singh Bathla and Rajnish Rametra in order to assist the cash flow requirements of ACS and Innovative. The following loans were outstanding as of dates indicated.

                                LOANS OWED BY ACS

                            06/30/96     06/30/95     Interest     Maturity
Lender                      Amount       Amount       Rate         Date
------                      --------     --------     --------     --------

Balwinder Singh Bathla      $228,322     $396,246     10%          12/31/97


                            LOANS OWED BY INNOVATIVE


                            06/30/96     06/30/95     Interest     Maturity
Lender                      Amount       Amount       Rate         Date
------                      --------     --------     --------     --------

Rajnish Rametra             $500,000     $230,000     10%          06/30/97
Ashok Rametra               $150,000     $  -.-       10%          06/30/97

     In September 1995, S&N Associates, a company controlled by Surinder Rametra, loaned a total of $50,000 to the Company, bearing interest at the rate of 10% per annum. The loan was paid on December 27, 1995.

     During the year ended June 30, 1995, Surinder Rametra advanced $335,000 to the Company for working capital purposes. $303,000 of such funds were repaid to Mr. Rametra. At June 30, 1995, after giving effect to prior year advance/repayment transactions, Mr. Rametra owed the Company $30,524. This balance was repaid to the Company subsequent to June 30, 1995.

     During the year ended June 30, 1996, Ashok Rametra advanced the Company $125,000, bearing interest at the rate of 10% per annum. The loan was repaid prior to March 31, 1996.

     Surinder Rametra, Ashok Rametra, Balwinder Singh Bathla, Rajnish Rametra and the CONY Shareholders have personally guaranteed the respective obligations owed by SCSI, MCS, ACS, Innovative and CONY to Deutsche Financial Services ("Deutsche") in connection with inventory financing advanced by Deutsche.

     MCS's  office  located in Albany,  New York is leased  pursuant  to a lease expiring in June 2003. The lease requires annual rental payments of approximately $96,600 through 1998 and $108,192 thereafter, plus all expenses and taxes attributable to the operation of the premises. This facility is leased from 1762 Central Avenue Realty Associates (a partnership) controlled by former stockholders of MCS and SCSI.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during its most recent fiscal year, the Company believes that there were no
Section 16(a) reports filed untimely during the Company's year ended June 30, 1996 or June 30, 1995. In April 1996 Form 4's on behalf of Surinder Rametra and Balwinder S. Bathla were filed with the Commission. These Form 4's reported transactions which occurred in both December 1995 and March 1996. In addition, in September 1996 Form 4's were filed on behalf of Surinder Rametra and Ashok Rametra with the Commission reporting transactions which occurred in June 1996, July 1996 and September 1996. A Form 3 was filed on behalf of Rajnish Rametra in June 1996 with the Commission reporting Mr. Rametra's status as a 10% owner.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has appointed the firm of Weinick, Sanders & Co., LLP ("WSC") as independent auditors of the Company for fiscal year 1997 subject to ratification by the stockholders. WSC has served as the Company's independent auditors since April 18, 1996.

     Audit services expected to be performed by WSC during fiscal year 1997 will consist of the audit of financial statements of the Company and its wholly owned subsidiaries. It is anticipated that a representative of WSC will be present at the Annual Meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.

     On April 18, 1996, the Company engaged WSC to audit the Company's consolidated financial statements for the year ended June 30, 1996. The decision to change independent auditors was recommended and approved by the Company's Board of Directors.

     The accounting firm of Yohalem Gillman & Company, ("Yohalem"), which served as the Company's independent auditor for the fiscal year ended June 30, 1995 was dismissed by the Company on April 17, 1996. On June 28, 1995, the Company's independent auditor for the fiscal year ended June 30, 1994, Bianculli, Pascale & Company, P.C. ("B&P"), was dismissed by the Company. Yohalem's and B&P's services for each such year included the audit of the Company's consolidated financial statements and other services related to filings with the Securities and Exchange Commission. During the Company's two most recent fiscal years and the interim periods up until the date of dismissal of Yohalem, the Company had no disagreement with Yohalem and/or B&P and there were no "reportable events", as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K involving the Company, Yohalem and/or B&P on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of such auditors, would have caused them to make reference to such matters in their respective reports, with the exception of a disagreement with Yohalem on the proposed accounting method to be applied to the Company's proposed acquisition of Innovative. The proposed acquisition of Innovative (the "Acquisition") contemplated the payment to Innovative Shareholders of shares of the Company's Common Stock over a three year period depending upon performance criteria ("Initial Acquisition Terms"). Innovative was owned by Surinder Rametra and Ashok Rametra, the Company's principal executive officer and principal financial officer, respectively, and their brother, Rajnish Rametra. Surinder and Ashok Rametra owned 25% of the Common Stock and Rajnish Rametra owned 75%. Surinder Rametra gave direction and guidance to Rajnish Rametra for the operations of Innovative. A member of the Company's board of directors discussed the matter with Yohalem. The Company authorized Yohalem to respond fully to the inquiries of WS concerning the subject matter of the disagreement. The accountant's reports on the Company's financial statements for the years ended June 30, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     Management was of the opinion that APB 16 did not apply to the Initial Acquisition Terms. APB 16, paragraph 5 excludes transfers and exchanges between companies under common control, and assets and liabilities would be accounted for at historical cost in a manner similar to that in pooling of interest accounting (AIN ASPB 16.#39). Management also consulted with the AICPA's technical hotline prior to formulating their opinion on the appropriate accounting.

     Yohalem, the Company's former independent accountants expressed reservations concerning the accounting method applied in the pro forma financial presentations included in the Company's Current Report on Form 8-K dated April 1, 1996 based on the Initial Acquisition Terms and the application of this method to the pro forma financial statements. Yohalem believed, based on a literal reading on the applicable authoritative accounting standards, that the proposed accounting for Innovative based on the Initial Acquisition Terms was not in accordance with those accounting standards, as currently written, inasmuch as the Rametra family did not own a majority of the voting shares of the Company before the Acquisition. Yohalem is aware the Financial Accounting Standards Board is reconsidering the requirements for consolidations and, accordingly suggested that the Company discuss this matter with the staff of the SEC.

     The Company requested WSC's views on the proposed accounting for the Innovative transaction based on the Initial Acquisition Terms. Based on the facts as they existed at that point in time, it was their view that APB 16 did not apply and the appropriate accounting would be the carryover of Innovative's cost.

     In June 1996, the Company negotiated new acquisition terms "New Acquisition Terms" with the Rametras, pursuant to which the Company would acquire 100% of Innovative's shares in exchange for 4,900,000 shares of the Company's Common Stock all of which shares were payable at the Closing of the Acquisition. The New Acquisition Terms did not involve the payment of any future consideration to the Innovative Shareholders. In June 1996, the Acquisition was consummated based on the New Acquisition Terms. The Company, in concurrence with WSC accounted for the Acquisition as a pooling of interests.

     The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditor's.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 3

                          RATIFICATION OF THE COMPANY'S
                             1997 STOCK OPTION PLAN

General

     On November 17, 1996, the Board of Directors ("Board" or "Board of Directors") of the Company approved the 1997 Stock Option Plan ("Plan"), a copy of which plan is annexed as Exhibit A to this Proxy Statement. The Plan is intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Approval of the Plan is subject to the ratification by the shareholders at the Annual Meeting. The Plan provides for the issuance of up to 6,000,000 employee stock options ("Stock Options" or "Options") over a 10 year period commencing on the date the Plan is ratified by the Company's shareholders.

     The class of employees eligible for participation in the Plan consist of the Company's (including subsidiaries) employees, key consultants and professionals, and non-employee directors. Once the Plan has been approved by the Shareholders, the Board of Directors has the ability to allocate the Options among the various eligible employees at the Board's discretion except to the extent that the Company has previously entered into employment agreements with such employees providing for the issuance of the Options.

     The Plan provides for the grant of both incentive and non-statutory Stock Options. Incentive Stock Options ("Incentive Stock Options") granted under the Plan are intended to qualify as "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code ("Code"). Non-statutory Stock Options ("Non-statutory Stock Options") granted under the Plan are not intended to qualify as Incentive Stock Options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and Non-statutory Stock Options. The Plan also authorizes the issuance of stock appreciation rights to eligible parties.

     The Board of Directors believes that its ability to grant Options under the Plan will advance the interests of the Company by strengthening its ability to attract and retain in its employ people of desired training, experience and ability, and to furnish additional incentives to its eligible employees upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its operations.

Administration

     The Plan is administered by the Board of Directors of the Company and by the Company's Stock Option Committee. The Board and the committee have the power to construe and interpret the Plan and, subject to the provisions of the Plan, to determine the persons to whom and the dates on which Options will be granted, the number of shares to be subject to each Option, the time or times during the term of each Option within which all or a portion of such Option may be exercised, the exercise price, the type of consideration and other terms of the Option. The Board of Directors is authorized to delegate administration of the Plan to a committee composed of not fewer than two members of the Board.

Eligibility

     Employees, officers, directors, professionals and consultants are eligible to receive Stock Options under the Plan. No Incentive Stock Option may be granted under the Plan to any person who at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the Option exercise price is at least 110% of the fair market value of the Common Stock subject to the Option on the date of grant, and the term of the Option does not exceed five years from the date of grant. For Incentive Stock Options granted under the Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000.

     The Board, subject to shareholders approval, has authorized the issuance of the following options to the following individuals:

Name                         # of Shares    Exercise Price     Expiration Date
----                         -----------    --------------     ---------------

Balwinder Singh Bathla         500,000          $.75          December 19, 2006
Arvinder Gulati                 90,000          $.75          December 19, 2006
Patrick Hagerty                 90,000          $.75          December 19, 2006
Kenneth Bohacs                  20,000          $.75          December 19, 2006
Pritam Singh Arora              11,500          $.75          December 19, 2006
Ranbir Singh                     2,000          $.75          December 19, 2006
Paramjit Singh                   5,000          $.75          December 19, 2006
Somkiran Singh Sodhi             8,750          $.75          December 19, 2006
Jagjit Singh                     2,000          $.75          December 19, 2006
Akram A. Eldebassy                 500          $.75          December 19, 2006
Alan Kaufman                       500          $.75          December 19, 2006
Alberto Vallifos                   500          $.75          December 19, 2006
Angela Abrahams                  2,500          $.75          December 19, 2006
Avnit Nanda                      3,000          $.75          December 19, 2006
Arya Ranasinge                   4,000          $.75          December 19, 2006
Avtar Singh Chera                2,000          $.75          December 19, 2006
Greg Deshields                   2,500          $.75          December 19, 2006
Indu Singh                       1,000          $.75          December 19, 2006
Ranjit Paniker                   9,000          $.75          December 19, 2006
Prashath Vemuganti               7,500          $.75          December 19, 2006
Shobha Lakshmanan                8,600          $.75          December 19, 2006
Sandeep Saini                      200          $.75          December 19, 2006
Vijay Gupta                      3,250          $.75          December 19, 2006
Zeyad Shahidy                    2,000          $.75          December 19, 2006
Jagdeep Singh Sabharwal            400          $.75          December 19, 2006
Jaspal Singh                       400          $.75          December 19, 2006
Kuljit Singh Ahlauwalia          1,000          $.75          December 19, 2006
Sanjay Grover & Co.                500          $.75          December 19, 2006
Goklu Thakur                       500          $.75          December 19, 2006
Talwar Computer Systems          8,100          $.75          December 19, 2006
Nurpinder Bathla                12,800          $.75          December 19, 2006

Stock Subject to the Plan

     If Options granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such Options again becomes available for issuance under the Plan.

Terms of Options

     The following is a description of the permissible terms of Options under the Plan. Individual Option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of Incentive Stock Options under the Plan may not be less than the fair market value of the Common Stock subject to the Option on the date of the Option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory Options under the Plan may not be less than 85% of the fair market value of the Common Stock subject to the Option on the date of the Option grant.

     The exercise  price of Options  granted under the Plan must be paid either:
     (a) in cash at the time the Option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Plan may become exercisable in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which an Option may be exercised, provided that no Incentive Stock Option shall be exercisable within one year from the date of grant. To the extent provided by the terms of an Option, an Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the Common Stock otherwise issuable to the Optionee, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of Options under the Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Plan terminate three months after the Optionee ceases to be employed by or serve as a director or consultant to the Company or any affiliate of the Company, unless (a) the termination of such relationship is due to such person's permanent and total disability (as defined in the Code), in which case the Option may be exercised at any time within one year of such termination; (b) the Optionee dies while employed by or serving as a director or consultant to the Company or any affiliate of the Company, in which case the Option may be exercised (to the extent the Option was exercisable at the time of the Optionee's death) within one year of the Optionee's death by the person or persons to whom the rights to such Option pass by will or by the laws of descent and distribution; or (c) the Option by its terms specifically provides otherwise.

Adjustment Provisions

     If there is any change in the Common Stock subject to the Plan or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure of otherwise), the Plan and Options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to any person during a calendar year, and the class, number of shares and price per share of Common Stock subject to such outstanding Options.

Duration, Amendment and Termination

     The Board may amend, suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Plan will terminate on February 18, 2007 if approved by the shareholders.

     The Board may also amend the Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) increase the number of shares reserved for Options under the plan; (b) materially modify the requirements as to eligibility for participation under the plan; or (c) materially increase the benefits accruing to participants under the plan. The Board may submit any other amendment to the Plan for stockholder approval.

Restrictions on Transfer

     Under the Plan, an Option may not be transferred by the Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option may be exercised only by the Optionee.

Federal Income Tax Information

     Incentive Stock Options. Incentive Stock Options under the Plan are intended to be eligible for the favorable federal income tax treatment accorded "Incentive Stock Options" under the Code

     There generally are no federal income tax consequences to the Optionee or the Company by reason of the grant or exercise of an Incentive Stock Option. However, the exercise of an Incentive Stock Option may increase the Optionee's alternative minimum tax liability, if any.

     If an Optionee holds Common Stock acquired through exercise of an Incentive Stock Option for at least two years from the date on which the Option is granted and at least one year from the date on which the shares are transferred to the Optionee upon exercise of the Option, any gain or loss on a disposition of such Common Stock will be long-term capital gain or loss. Generally, if the Optionee disposes of the Common Stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the Optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the Common Stock's fair market value on the date of exercise over the exercise price, or (b) the Optionee's actual gain, if any, on the purchase and sale. The Optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the Common Stock was held for more than one year. Long term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to Optionees who acquire stock subject to certain repurchase Options or who are subject to Section 16(b) of Exchange Act.

     To the extent the Optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Non-statutory Stock Options. Non-statutory Stock Options granted under the Plan generally have the following federal income tax consequences.

     There are no tax consequences to the Optionee or the Company by reason of the grant of a Non-statutory Stock Option. Upon exercise of a Non-statutory Stock Option, the Optionee normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value on the date of exercise over the Option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the Optionee. Upon disposition of the Common Stock, the Optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock plus any amount recognized as ordinary income upon exercise of the Option. Such gain or loss will be long or short-term depending on whether the Common Stock was held for more than one year. Slightly different rules apply to the Optionees who acquire Common Stock subject to certain repurchase Options or who are subject to
Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a table year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to Stock Options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. The Company does not currently anticipate that Section 162(m) will be applicable to its operations. However, in the event that the Company determines that 162(m) may become applicable with respect to compensation to be paid to an officer of the Company, the Company may choose to administer the Plan and make grants under the Plan in a manner which would exempt compensation related to an Option granted under the Plan exempt from the Section 162(m) limitation.

                             STOCKHOLDERS' PROPOSALS

     It is anticipated that the Company's 1998 Annual Meeting of Stockholders will be held in February 1998. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before August 31, 1997.

                                     GENERAL

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1, 2 and 3.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                           By Order of the Board of Directors,

                                           /s/ Ashok Rametra
                                           Ashok Rametra, Secretary

East Northport, New York
January 15, 1997

                           EMPLOYEE STOCK OPTION PLAN

                                ATEC GROUP, INC.

                             1997 STOCK OPTION PLAN

1.   Purpose

     The purpose of the 1997 Stock Option Plan ("Plan") is to provide a method whereby selected key employees, selected key consultants, professionals and non employee directors of ATEC Group, Inc. (the "Corporation") and its subsidiaries may have the opportunity to invest in shares of the Corporation's Common Stock ("Common Stock" or "Shares"), thereby giving them a proprietary and vested interest in the growth and performance of the Corporation, and in general, generating an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of shareholders. Further, the Plan is designed to enhance the Corporation's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Corporation depends.

2.   Administration

     The Plan shall be administered by the Corporation's Board of Directors ("the Board") or if so designated by resolution of the Board by a Committee composed of not less than two individuals ("Committee"). From time to time the Board, or if so designated the Committee, may grant stock options ("Stock Options" or "Options") to such eligible parties and for such number of Shares as it in its sole discretion may determine. A grant in any year to an eligible Employee (as defined in Section 3 below) shall neither guarantee nor preclude a grant to such Employee in subsequent years. Subject to the provisions of the Plan, the Board, shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the Option agreements described in Section 5(h) thereof to make all other determinations necessary or advisable for the administration of the Plan. The Board, or if so designated the Committee, may correct any defect, supply any omissions or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The validity, construction, and effect of Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.   Eligibility

     The class of employees eligible to participate under the Plan shall include, employees of the Corporation, key consultants or professionals and non-employee directors of the Company and its subsidiaries (collectively and individually, "Employees"). Nothing in the Plan or in any agreement thereunder shall confer any right on an Employee or key vendor of goods and services to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation or its subsidiaries, as the case may be, to terminate his employment at any time.

4.   Shares Subject to the Plan

     Subject to adjustment as provided in Section 7, an aggregate of 6,000,000 shares of Common Stock shall be available for issuance under the Plan. The shares of Common Stock deliverable upon the exercise of Options may be made available from authorized but unissued Shares or Shares reacquired by the Corporation, including Shares purchased in the open market or in private transactions. If any Option granted under the Plan shall terminate for any reason without having been exercised or settled in Common Stock or in cash pursuant to related Common Stock appreciation rights, the Shares subject to, but not delivered under, such Option shall be available for other Options.

5.   Grant Term and Conditions of Options

     The Board or if so designated the Committee, may from time to time after consultation with management select employees to whom Stock Options shall be granted. The Options granted may be incentive Stock Options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), or non-statutory Stock Options ("Non-statutory Stock
Options"), whichever the Board, or if so designated the Committee, shall determine, subject to the following terms and conditions:

     (a) Price. The purchase price per share of Common Stock deliverable upon exercise of each Incentive Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date such Option is granted. Provided, however, that if an Incentive Stock Option is issued to an individual who owns, at the time of grant, more than ten percent (10%) of the total combined voting power of all classes of the Company's Common Stock, the exercise price of such Option shall be at least 110% of the Fair Market Value of the Common Stock on the date of grant and the term of the Option shall not exceed five years from the date of grant. The Option price of Shares subject to Non-statutory Stock Options shall be determined by the Board of Directors or Committee in its absolute discretion at the time of grant of such Option, provided that such price shall not be less than 85% of the Fair Market Value of the Common Stock at the time of grant. For purposes of this plan, Fair Market Value shall be: (i) the average of the closing Bid and Ask prices for the Common Stock on the date in question.

     (b) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in such form of consideration as the Board or Committee determines and may vary for each Option. Payment may consist of cash, check, notes, delivery of shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price, or any combination of such methods or other means of payment permitted under the Delaware General Corp. Law.

     (c) Term of Options. The term during which each Option may be exercised shall be determined by the Board, or if so designated the Committee, provided that an Incentive Stock Option shall not be exercisable in whole or in part more than 10 years from the date it is granted. All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Board or, if so designated the Committee.

     The Board, or if so designated the Committee, shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, except that the exercise of Incentive Stock Options shall be further restricted as set forth herein. The Board, or if so designated the Committee, may in its sole discretion, accelerate the time at which any Option may be exercised in whole or in part, provided that no Option shall be exercisable until one year after grant.

     (d) Limitations on Grants. The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock with respect to which the Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and its parent or any subsidiary of the Corporation) shall not exceed $100,000. The foregoing limitation shall be modified from time to time to reflect any changes in
     Section 422 of the Code and any regulations promulgated thereunder setting forth such limitations.

     (e) Termination of Employment.

          (i) If the employment of an Employee by the Company or a subsidiary corporation of the Company shall be terminated voluntarily by the Employee or for cause by the Company, then his Option shall expire forthwith. Except as provided in subparagraphs (ii) and (iii) of this Paragraph (e), if such employment shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (iv) of this Paragraph (e). For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.

          (ii) If the holder of an Option under the Plan dies (a) while employed by, or while serving as a non-employee Director for, the Company or a subsidiary corporation of the Company, or (b) within three (3) months after the termination of his employment or services other than voluntarily by the employee or non-employee Director, or for cause, then such Option may, subject to the provisions of subparagraph (iv) of this Paragraph (e), be exercised by the estate of the employee or non-employee Director or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee Director at any time within one (1) year after such death.

          (iii) If the holder of Option under the Plan ceases employment because of permanent or total disability (within the meaning of Section 22 (e) (3) of the Code) while employed by the Company or a subsidiary corporation of the Company, then such Option may, subject to the provisions of subparagraph (iv) of this paragraph e, be exercised at any time within one year after his termination of employment due to disability.

          (iv) An Option may not be exercised pursuant to this Paragraph (e), except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option. For purpose of this Paragraph (e), the employment relationship of an employee of the Company or of a subsidiary corporation of the company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

     (f) Nontransferability of Options. No Option shall be transferable by a Holder otherwise than by will or the laws of descent and distribution, and during the lifetime of the Employee to whom an Option is granted it may be exercised only by the employee, his guardian or legal representative if permitted by Section 422 and related sections of the Code and any regulations promulgated thereunder.

     (g) Listing and Registration. Each Option shall be subject to the requirement that if at any time the Board, or if so designated the Committee, shall determine, in its discretion, the listing, registration or qualification of the Common Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board, or if so designated the Committee.

     (h) Option Agreement. Each Employee to whom an Option is granted shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Board, or if so designated the Committee.

     (i) Withholding. Prior to the delivery of certificates for shares of Common Stock, the Corporation or a subsidiary shall have the right to require a payment from an Employee to cover any applicable withholding or other employment taxes due upon the exercise of an Option. An Optionee may make such payment either (i) in cash, (ii) by authorizing the Company to withhold a portion of the stock otherwise issuable to the Optionee, (iii) by delivering already-owned Common Stock, or (iv) by any combination of these means.

6.   Stock Appreciation Rights

     The Board or Committee may grant stock appreciation rights ("SARs") in connection with all or any part of an Option granted under the Plan, either concurrently with the grant of the Option or at any time thereafter, and may also grant SARs independently of Options.

     (a) SARs Granted in Connection with an Option. An SAR granted in connection with an Option entitles the Optionee to exercise the SAR by surrendering to the Company, unexercised, the underlying Option. The Optionee receives in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of surrender of the underlying Option (y) the exercise price of the Common Stock covered by the surrendered portion of the Option.

     When an SAR is exercised, the underlying Option, to the extent surrendered, ceases to be exercisable, and the number of Shares available for issuance under the Plan is reduced correspondingly.

     An SAR is exercisable only when and to the extent the underlying Option is exercisable and expires no later than the date on which the underlying Option expires. Notwithstanding the foregoing, neither an SAR nor a related Option may be exercised during the first six (6) months of its respective term: provided, however, that this limitation will not apply if the Optionee dies or is disabled within such six (6) month period.

     (b) Independent SARs. The Board or the Committee may grant SARs without related Options. Such an SAR will entitle the Optionee to receive from the company on exercise of the SAR an amount equal to the excess of (x) the fair market value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (y) the fair market value of the Common Stock covered by the exercised portion of the SAR as of the date on which the SAR was granted.

     SARs shall be exercisable in whole or in part at such times as the Board or the Committee shall specify in the Optionee's SAR grant or agreement. Notwithstanding the foregoing, an SAR may not be exercised during the first six
(6) months of its term: provided, however, that this limitation will not apply if the Optionee dies or is disabled within such six (6) month period.

     (c) Payment on Exercise. The Company's obligations arising upon the exercise of an SAR may be paid in cash or Common Stock, or any combination of the same, as the Board or the Committee may determine. Shares issued on the exercise of an SAR are valued at their fair market value as of the date of exercise.

     (d) Limitation on Amount paid on SAR Exercise. The Board or the Committee may in its discretion impose a limit on the amount to be paid on exercise of an SAR. In the event such a limit is imposed on an SAR granted in connection with an Option, the limit will not restrict the exercisability of the underlying Option.

     (e) Persons Subject to 16(b). An Optionee subject to Section 16(b) of the Securities Exchange Act of 1934, may only exercise an SAR during the period beginning on the third and ending on the twelfth business day following the Company's public release of quarterly or annual summary statements of sales and earnings and in accordance with all other provisions of Section 16(b).

     (f) Non-Transferability of SARs. An SAR is non-transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee, or, in the event of death, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance.

     (g) Effect on Shares in Plan. When an SAR is exercised, the aggregate number of shares of Common Stock available for issuance under the Plan will be reduced by the number of underlying shares of Common Stock as to which the SAR is exercised.

7.   Adjustment of and Changes in Common Stock

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or Shares of the Corporation, the Board, or if so designated the Committee, shall make such adjustments as it deems appropriate in the number and kind of Shares and SARs authorized by the Plan, in the number and kind of Shares covered by the Options granted and in the exercise price of outstanding Options and SARs.

8.   Mergers, Sales and Change of Control

     In the case of (i) any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in its outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) or a sale of all or substantially all of the business or assets of the Corporation or (ii) a Change in Control (as defined below) of the Corporation, each Option or SAR then outstanding for one year or more shall (unless the Board, or if so designated the Committee, determines otherwise), receive upon exercise of such Option or SAR an amount equal to the excess of the Fair Market Value on the date of such exercise of (a) the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock, in the cases covered by clause (i) above, or (b) the final tender offer price in the case of a tender offer resulting in a Change in Control or (c) the value of the Common Stock covered by the Option or SAR as determined by the Board, or if so designated the Committee, in the case of a Change in Control by reason of any other event, over the exercise price of such Option, multiplied by the number of shares of Common Stock with respect to which such Option or SAR shall have been exercised provided that in each event the amount payable in the case of an Incentive Stock Option shall be limited to the maximum permissible amount necessary to preserve the Incentive Stock Option status. Such amount may be payable fully in cash, fully in one or more of the kind or kinds or property payable in such merger, consolidation or combination, or partly in cash and partly in one or more such kind or kinds of property, all in the discretion of the Board or if so designated the Committee.

     Any determination by the Board, or if so designated the Committee, made pursuant to this Section 8 may be made as to all outstanding Options and SARs or only as to certain Options and SARs specified by the Board, or if so designated the Committee and any such determination shall be made (a) in cases covered by clause (i) above, prior to the occurrence of such event, (b) in the event of a tender or exchange offer, prior to the purchase of any Common Stock pursuant thereto by the offeror and (c) in the case of a Change in Control by reason of any other event, just prior to or as soon as practicable after such Change in Control.

     A "Change in Control" shall be deemed to have occurred if (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially 25% or more of the Common Stock outstanding, or (b) if following (i) a tender or exchange offer for voting securities of the Corporation, or (ii) a proxy contest for the election of directors of the Corporation, the persons who were directors of the Corporation immediately before the initiation of such event cease to constitute a majority of the Board of Directors of the Corporation upon the completion of such tender or exchange offer or proxy contest or within one year after such completion.

9.   No Rights of Shareholders

     Neither an Employee nor the Employee's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any Shares purchasable upon the exercise of any Option, in whole or in part, unless and until certificates for such Shares shall have been issued.

10.  Plan Amendments

     The plan may be amended by the Board, as it shall deem advisable or to conform, to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders:
(i) increase the aggregate number of Shares available for Options except as permitted by Section 7; (ii) Materially increase the benefits accruing to participants under this Plan; (iii) extend the maximum period during which an Option may be exercised; or (iv) change the Plan's eligibility requirements. Any discrepancy between the Board and any committee regarding this Plan shall be decided in any manner directed by the Board.

11.  Term of Plan

     The Plan shall become effective upon its approval by the Corporation shareholders. No Options or SARs shall be granted under the Plan after the date which is ten years after the date on which the Plan was approved by the Corporation shareholders.

                                ATEC GROUP, INC.
          Annual Meeting of Stockholders -- Tuesday, February 18, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Surinder Rametra with power of substitution, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Huntington Hilton, Melville, New York, on Tuesday, February 18, 1997 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted on the reverse side hereof.

     The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal Nos. 2, 3 and for the election of Surinder Rametra, Ashok Rametra and Balwinder Singh Bathla as directors.

Please mark boxes in blue or black ink.

1.   Proposal No. 1 - Election of Directors.

     Nominees: Surinder Rametra, Ashok Rametra and Balwinder Singh Bathla.

                                               AUTHORITY
                    FOR                        withheld
                    all                        as to all
                  nominees                     nominees
                   -----                        -----
                   |   |                        |   |
                   -----                        -----

         For, except authority withheld as to the following nominee(s):

         -------------------------------------------------------

2. Proposal No. 2 for ratification of the selection of Weinick, Sanders & Co. LLP as the independent auditors of the Company.

                     FOR             AGAINST           ABSTAIN
                    -----             -----             -----
                    |   |             |   |             |   |
                    -----             -----             -----


3.   Proposal  No. 3 for the  ratification  of the  Company's  1997 Stock Option
     Plan.

                     FOR             AGAINST           ABSTAIN
                    -----             -----             -----
                    |   |             |   |             |   |
                    -----             -----             -----


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:
                                                 -------------------------------
                                                            (Signature)

                                                 -------------------------------
                                                            (Print Name)

     SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE